EXHIBIT 21.1

                  SUBSIDIARIES OF MEDIC COMPUTER SYSTEMS, INC.


            NAME                                 JURISDICTION OF INCORPORATION

Compudata Professional Systems, Ltd.                           GA
National Medical Systems, Inc.                                 MA
Script Acquisition Corporation                                 NC
CompuSystems, Inc.                                             SC


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